Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Commerce Bancshares, Inc.:

We consent to the incorporation by reference in the Registration Statements No. 33-28294, No. 33-82692, No. 33-8075, No.33-78344, No. 333-14651, No. 333-186867, No. 333-188374, and No. 333-214495 on Form S-8 and No. 333-140221 and No. 333-196689 on Form S-3ASR of Commerce Bancshares, Inc. of our reports dated February 25, 2020, with respect to the consolidated balance sheets of Commerce Bancshares, Inc. as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of Commerce Bancshares, Inc.

KPMG LLP

Kansas City, Missouri
February 25, 2020